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                             ARTHUR ANDERSEN LLP







                                                                  EXHIBIT 23 (A)





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 relating to the offering of an indeterminate amount of Interests in the Household International Tax Reduction Investment Plan and 2,000,000 shares of Household International,
Inc. Common Stock, to be filed with the Securities and Exchange Commission on or about January 24, 1996, of our report dated February 3, 1995, included in Household International, Inc.'s Form 10-K for the year ended December 31, 1994, and of our report dated June 27, 1995, included in the Household International Tax Reduction Investment Plan's Form 11-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Chicago, Illinois
January 23, 1996